                                                                    EXHIBIT 99.2

U N A U D I T E D   C O M B I N E D   F I N A N C I A L   S T A T E M E N T S

TRW Aeronautical Systems
Six months ended June 30, 2002 and 2001

Statements of Operations (unaudited)
TRW Aeronautical Systems
(In millions)
Six months ended June 30                               2002             2001
-------------------------------------------------------------       ------------

Sales                                               $  489.9          $  534.9
Cost of sales                                          326.8             354.1
-------------------------------------------------------------       ------------
Gross profit                                           163.1             180.8

Administrative and selling expenses                     66.6              74.5
Research and development expenses                       52.3              40.9
Interest expense                                        40.8              40.9
Impairment of goodwill                                 483.2                --
Amortization of goodwill and intangible assets           6.0              16.0
Other (income) expense-net                               0.5              (4.5)
-------------------------------------------------------------       ------------
Earnings (loss) before income taxes                   (486.3)             13.0
Income tax (benefit) expense                           (29.1)              4.1
-------------------------------------------------------------       ------------
Net earnings (loss)                                 $ (457.2)         $    8.9
                                                  ===========       ============

See notes to financial statements.

Balance Sheets (unaudited)
TRW Aeronautical Systems
(In millions)                                          June 30      December 31
                                                         2002           2001
-----------------------------------------------------------------   ------------

ASSETS
Current assets
   Cash and cash equivalents                          $    13.3      $    27.1
   Accounts receivable                                    168.8          178.4
   Inventories
     Finished products and work-in-process                158.7          156.2
     Raw materials and supplies                            62.4           32.3
-----------------------------------------------------------------   ------------
   Total inventories                                      221.1          188.5

   Prepaid expenses                                        13.8           10.2
   Income taxes receivable                                  4.2             --
   Deferred income taxes                                     --           30.5
-----------------------------------------------------------------   ------------
Total current assets                                      421.2          434.7

Property, plant and equipment-on the basis of cost
   Land                                                    30.0           28.8
   Buildings                                               70.3           49.0
   Machinery and equipment                                303.8          264.3
-----------------------------------------------------------------   ------------
                                                          404.1          342.1
   Less accumulated depreciation and amortization         108.3           83.4
-----------------------------------------------------------------   ------------
Total property, plant and equipment-net                   295.8          258.7

Intangible assets
   Goodwill                                               364.9          791.2
   Other intangible assets                                395.1          388.1
-----------------------------------------------------------------   ------------
                                                          760.0        1,179.3
   Less accumulated amortization                          111.9          100.1
-----------------------------------------------------------------   ------------
Total intangible assets-net                               648.1        1,079.2

Investments in affiliated companies                         3.1            2.8
Other notes and accounts receivable                        21.1           18.7
Other assets                                              147.4          112.8
Deferred income taxes                                        --           15.1
Prepaid pension cost                                      115.8          115.0
-----------------------------------------------------------------   ------------
                                                      $ 1,652.5      $ 2,037.0
                                                    =============   ============

LIABILITIES AND STOCKHOLDER'S INVESTMENT
Current liabilities
   Short-term debt                                    $     0.1      $     1.1
   Trade accounts payable                                 142.0          170.7
   Accrued compensation                                    24.7           19.4
   Other accruals                                          98.9          128.9
   Income taxes                                              --            0.1
   Current portion of long-term debt                       28.7            6.3
-----------------------------------------------------------------   ------------
Total current liabilities                                 294.4          326.5


Long-term debt                                              1.5           24.1
Long-term liabilities                                      95.8          124.2
Deferred income taxes                                      18.2             --

Stockholder's investment
    Parent company investment                           1,328.2        1,731.0
    Accumulated other comprehensive loss                  (85.6)        (168.8)
-----------------------------------------------------------------   ------------
Total stockholder's investment                          1,242.6        1,562.2
-----------------------------------------------------------------   ------------
                                                      $ 1,652.5      $ 2,037.0
                                                    =============   ============

See notes to financial statements.

Statements of Cash Flows (unaudited)
TRW Aeronautical Systems
(In millions)
Six months ended June 30                                    2002          2001
------------------------------------------------------------------     ---------

OPERATING ACTIVITIES
   Net earnings(loss)                                    $ (457.2)      $   8.9
   Adjustments to reconcile net earnings(loss) to
     net cash (used in)provided by operating activities
       Depreciation and amortization                         23.4          33.8
       Asset impairment charge                              483.2            --
       Net gain on sale of assets                              --          (4.5)
       Deferred income taxes                                 (1.1)         59.0
       Other-net                                             (1.0)         (0.1)
   Changes in assets and liabilities, net of
     effects of businesses divested
       Accounts receivable, net                              20.5          19.7
       Inventories                                          (22.4)        (28.7)
       Trade accounts payable                               (36.7)         27.0
       Prepaid expenses and other liabilities               (38.2)        (28.5)
       Other-net                                            (11.5)          7.9
------------------------------------------------------------------     ---------
Net cash (used in)provided by operating activities          (41.0)         94.5

INVESTING ACTIVITIES
   Capital expenditures including other intangibles         (41.0)        (35.1)
   Net proceeds from divestitures                              --          27.7
   Other-net                                                 (0.3)         (8.7)
------------------------------------------------------------------     ---------
Net cash used in investing activities                       (41.3)        (16.1)

FINANCING ACTIVITIES
   Decrease in short-term debt                               (1.0)         (4.8)
   Net transfer from(to) parent company                      73.8         (65.8)
   Principal payments on debt in excess of 90 days             --           0.9
   Other-net                                                 (0.1)          3.7
------------------------------------------------------------------     ---------
Net cash provided by(used in) financing activities           72.7         (66.0)
Effect of exchange rate changes on cash                      (4.2)         (9.9)
------------------------------------------------------------------     ---------
(Decrease)increase in cash and cash equivalents             (13.8)          2.5
Cash and cash equivalents at beginning of period             27.1          19.3
------------------------------------------------------------------     ---------
Cash and cash equivalents at end of period               $   13.3       $  21.8
                                                         =========     =========

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid (net of amount capitalized)                $   39.9       $  56.4
Income tax refunds (net of taxes paid)                        8.5          45.2

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
(unaudited)


BASIS OF PRESENTATION

The accompanying combined financial statements of TRW Aeronautical Systems (the Company) include the assets, liabilities, sales and expenses of TRW Inc.'s (TRW) Aeronautical Systems businesses. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002, nor would they necessarily reflect the results of operations or financial position in the future or what they would have been if the Company had been a separate, stand-alone company for the period presented or in the future.

On June 18, 2002, TRW announced that it had reached a definitive agreement with Goodrich Corporation for the sale of its Aeronautical Systems business, excluding certain assets and liabilities, for gross proceeds of approximately $1.5 billion. TRW expects to complete the sale early in the fourth quarter of 2002.

The Statements of Operations of the Company include expenses recorded by the Company or directly charged to it by TRW. In addition, the statements include an allocation of TRW's general corporate expenses to reflect the services provided to or benefits received by the Company. The allocation was $3.3 million for the first half of 2002 and $3.4 million for the first half of 2001 and was reported in administrative and selling expenses in the Statements of Operations. The allocation was based upon TRW's internal allocation methodology, which is based upon an established percentage of costs applied to the cost of operations (sales less earnings (loss) before taxes from continuing operations). Management believes that this is a reasonable method for allocating the general and administrative corporate expenses. The allocation is not necessarily representative of the operating expenses that would have been incurred had TRW Aeronautical Systems operated on a stand-alone basis.

Debt reported on the Balance Sheets represents the historical third party obligations of the Aeronautical Systems business. Interest expense from the specific third party debt obligations attributed to the Company's operations is included in the Statements of Operations. In addition, an estimate of the interest expense of TRW, attributable to the operations of the Company, is also included in the Statements of Operations. The allocation of interest is based on a ratio of the Company's net assets to TRW's net assets (excluding TRW's automotive business) plus TRW's debt (excluding the debt of the Company and TRW's automotive business). Management believes that this is a reasonable method of allocating interest to the Company. This allocation is not, however, indicative of the total amount of interest that may be incurred by the Company as a separate entity.

TRW accounts for and pays all United States income taxes. The Company's taxable income(loss) related to its United States operations and foreign operations subject to a United States "check-the-box" election to be taxed in the United States is included in TRW's consolidated income tax returns. The Statements of Operations include an allocation to the Company of TRW's United States income taxes(credits) in amounts generally equivalent to the provisions that would have resulted had the Company filed separate income tax returns for the years presented. The Company has also been allocated United States deferred income taxes based on the estimated differences between the book and tax basis of its assets and liabilities. Most of the Company's foreign operations account for and pay foreign income taxes related to their operations. For those foreign operations that have not separately accounted for and paid income taxes related to their operations, the Statements of Operations include an allocation of TRW's foreign income taxes in amounts generally equivalent to the provisions which would have resulted had the Company filed separate income tax returns for the years presented. These operations have also been allocated foreign deferred income taxes based on the estimated differences between the book and tax basis of their assets and liabilities.


ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2002, the Company adopted Financial Accounting Standards Board (FASB) SFAS 141, "Business Combinations," SFAS 142, "Goodwill and Intangible Assets," and SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 141 requires that acquisitions entered into after June 30, 2001 are to be accounted for using the purchase method and establishes criteria to be used in determining whether acquired intangible assets are to be separated from goodwill. As a result of the Company's analysis, only the value of assembled workforce of approximately $11 million was reclassified from intangible assets to goodwill at January 1, 2002.

SFAS 142 sets forth the accounting for goodwill and intangible assets already recorded. Commencing January 1, 2002, goodwill is no longer being amortized. Goodwill was tested for impairment by comparing the assets' fair values to their carrying values. With the adoption of SFAS 142, management's valuation of goodwill was determined not to be impaired. As a result of the proposed sale of Aeronautical Systems, an updated valuation was conducted taking into account the purchase price and an estimate of the fair value of the Company's assets and liabilities, which approximate their carrying values. The valuation resulted in an impairment of goodwill of $483.2 million. The Company reassessed the useful lives and residual values of all acquired intangible assets to make any necessary amortization period adjustments, which resulted in no adjustments being made. Amounts in 2001 have not been restated in accordance with the statement.

The following table reflects the reconciliation of reported net earnings (loss) to adjusted net earnings (loss) for the exclusion of goodwill amortization.

                                                               Six months ended
                                                                   June 30
                                                             -------------------
  (In millions except per share data)                           2002      2001
  -------------------------------------------------------    ---------  --------

  NET EARNINGS (LOSS)
  Reported net earnings (loss)                               $ (457.2)  $    8.9
     Add back:  Goodwill amortization, net of tax                   -        9.4
                                                             ---------  --------
  Adjusted net earnings (loss)                               $ (457.2)  $   18.3
                                                             =========  ========


Estimated amortization expense for intangible assets for the next five years is approximately $12.0 million per year.

SFAS 143, "Accounting for Asset Retirement Obligations," requires the fair value of a liability for asset retirement obligations to be recorded in the period in which it is incurred. The statement applies to a company's legal or contractual obligation associated with the retirement of a tangible long-lived asset that resulted from the acquisition, construction or development or through the normal operation of a long-lived asset. The statement is effective for the Company beginning January 1, 2003. Management has evaluated the impact of SFAS 143 and believes that its adoption should not have a material effect on the Company's financial position or results of operations.

SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a consistent method to value long-lived assets to be disposed of and broadens the presentation of discontinued operations. The adoption of SFAS 144 did not have a material effect on the Company's financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 requires gains and losses on extinguishments of debt to be reclassified as income or loss from continuing operations rather than as extraordinary items as previously required by SFAS 4, "Reporting Gains and Losses from Extinguishment of Debt." SFAS 145 also amends SFAS 13 requiring certain modifications to capital leases to be treated as sale-leaseback transactions and to subleases when the original lessee remains a secondary obligor, or guarantor.

The provisions of SFAS 145 related to the rescission of SFAS 4 are effective for the Company on January 1, 2003. The remaining provisions of SFAS 145 were effective for transactions and reporting subsequent to May 15, 2002. The adoption of SFAS 145 did not have a material impact to the Company's financial position or results of operations.


ACCOUNTS RECEIVABLE SECURITIZATION

The Company sold accounts receivable of its operations in the U.S. to TRW at face value as part of an accounts receivable securitization arrangement established by TRW with a financial institution and several financial conduits. The proceeds received are included in cash flows from operating activities in the Statements of Cash Flows. The Company sold $53.4 million and $64.0 million of its accounts receivable at June 30, 2002 and December 31, 2001, respectively. Pursuant to the terms of the sale agreement with Goodrich Corporation, the Company discontinued selling accounts receivables to TRW in August 2002. All accounts receivable outstanding at that time were repurchased at face value.

The securitization transactions are accounted for as a sale of the receivables under the provisions of Statement of Financial Accounting Standards (SFAS) 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and are removed from the Balance Sheets.


OTHER (INCOME)EXPENSE-NET

Other (income) expense was expense of $0.5 million and income of $4.5 million for the six month periods ended June 30, 2002 and 2001, respectively. Included in 2001 was a $4.5 million gain on sale of real estate.


RESTRUCTURINGS

At December 31, 2001, restructuring charges of approximately $21.5 million had been recorded for severance and other costs. During the first six months of 2002, $4.7 million was used primarily to pay severance costs. Employee headcount has been reduced by over 800 since the start of the program in the fourth quarter of 2001. Also in 2002, the Company returned-to-profit $4.3 million as a result of changes in circumstances as to the extent of the program. The balance of $12.5 million is expected to be used by the end of 2002.

A movement of the restructuring reserve is as follows:

(In millions)
-----------------------------------------------------------------------------------------

                                        Provision         LucasVarity
                                 -----------------------   Purchase    Used for
                      Beginning  Administrative  Cost of    Price      Purposes   Return-   Ending
                       Balance     and Selling    Sales   Allocation   Intended  to-Profit  Balance
                      ---------  --------------  -------  -----------  --------  ---------  -------
Six-month period
ended June 30, 2002    $ 21.5         $ --        $ --       $ --       $ (4.7)   $ (4.3)    $12.5


FINANCIAL INSTRUMENTS

Foreign currency forward contracts - The Company manufactures and sells its products in countries throughout the world. As a result, it is exposed to fluctuations in foreign currency exchange rates. The Company enters into forward contracts to hedge portions of its foreign currency denominated forecasted revenues, purchases and the subsequent cash flows. The critical terms of the hedges are the same as the underlying forecasted transactions, and the hedges are considered to be perfectly effective to offset the changes in fair value of cash flows from the hedged transactions. Gains or losses on these instruments, which mature at various dates through April 2007, are generally recorded in other comprehensive income(loss) until the underlying transaction is recognized in net earnings. The earnings impact is reported in either sales, cost of sales, or other (income)expense-net, to match the underlying transaction. The Company designated these contracts as cash flow hedges.

At June 30, 2002, the Company had foreign currency forward contracts outstanding with a notional amount of $1.2 billion, denominated principally in the Euro and the British pound. Foreign exchange contracts are placed either through TRW, or directly with a number of major financial institutions to minimize credit risk. No collateral is held in relation to the contracts, and the Company anticipates that these financial institutions will satisfy their obligations under the contracts.

The following table represents the movement of amounts reported in other comprehensive income(loss) of deferred cash flow hedges, net of tax.

                                                              Six months ended
                                                                   June 30
                                                           ---------------------
   (In millions)                                              2002       2001
   ----------------------------------------------------    ---------- ----------
   Beginning balance                                        $ (33.1)    $    --
   Net change in derivative fair value and other
     movements                                                 41.9       (54.1)
   Amounts reclassified to earnings                             3.5         5.1
                                                           ---------- ----------
   Other comprehensive income(loss)                           $12.3     $ (49.0)
                                                           ========== ==========



DEBT AND CREDIT AGREEMENTS

At June 30, 2002, long-term debt, including the current portion of long-term debt, was $30.2 million, a decrease of $0.2 million from $30.4 million at December 31, 2001. The primary sources of long-term financing used by the Company are capitalized leases and bank borrowings. Subsequent to June 30, 2002, and in accordance with the sales agreement with Goodrich Corporation, TRW satisfied the Company's obligations under capitalized leases amounting to $25.7 million.

COMPREHENSIVE INCOME(LOSS)

The components of comprehensive income(loss), net of tax, for the second quarter and six months of 2002 and 2001 are as follows:

                                                             Six months ended
                                                                 June 30
                                                         -----------------------
(In millions)                                              2002           2001
--------------------------------------------------------------------------------

Net earnings(loss)                                       $(457.2)       $   8.9
Foreign currency exchange gain(loss)                        37.8          (50.5)
Unrealized gain(loss) on cash flow hedges                   45.4          (49.0)
                                                         --------       --------
Comprehensive income(loss)                               $(374.0)       $ (90.6)
                                                         ========       ========


The components of accumulated other comprehensive income(loss), net of tax, at June 30, 2002 and December 31, 2001 are as follows:

                                                         June 30     December 31
(In millions)                                              2002          2001
--------------------------------------------------------------------------------

Foreign currency exchange loss                           $ (94.7)       $(132.5)
Unrealized gain(loss) on cash flow hedges                   12.3          (33.1)
Minimum pension liability adjustments                       (3.2)          (3.2)
                                                         --------       --------
Accumulated other comprehensive income(loss)             $ (85.6)       $(168.8)
                                                         ========       ========


CONTINGENCIES


Various claims, lawsuits and administrative proceedings with respect to commercial, product liability and environmental matters are pending or threatened against the Company or its subsidiaries, arising from the ordinary course of business activities with respect to commercial, product liability and environmental matters. Taking into account established reserves, management believes that the ultimate resolution of each of the foregoing matters will not have a material effect on the Company's financial condition or results of operations.

Further, product liability claims may be asserted in the future for events not currently known by management. Although the ultimate liability from these potential claims cannot be ascertained at June 30, 2002, management does not anticipate that any related liability would have a material adverse effect on the Company's financial position.